Exhibit 10(ak)


                           SECOND AMENDED AND RESTATED
                           ADVISORY SERVICES AGREEMENT

                                     BETWEEN

                      AMERICAN MORTGAGE ACCEPTANCE COMPANY

                                       AND

                         CHARTERMAC AMI ASSOCIATES, INC.



     SECOND AMENDED AND RESTATED ADVISORY SERVICES AGREEMENT dated March 28, 2006 between American Mortgage Acceptance Company, a Massachusetts real estate investment trust (the "Company"), and CharterMac AMI Associates, Inc., a Delaware corporation (the "Advisor"). All capitalized terms used herein, and not otherwise defined, shall have the meanings ascribed to them in Section 10 hereof.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company is a business trust organized under the laws of the Commonwealth of Massachusetts, which has qualified as a real estate investment trust as defined in the Internal Revenue Code of 1986, as the same may be amended or modified from time to time (which, together with any regulations and rulings thereunder, is hereafter called the "Code");

     WHEREAS, the Company and the Advisor originally entered into an Advisory Services Agreement dated as of March 29, 1993, which agreement was amended and restated pursuant to an Amended and Restated Advisory Services Agreement effective as of April 6, 1999, as amended on November 29, 2001, February 8, 2002, November 12, 2003 and June 9, 2004 (as amended, the "Advisory Services Agreement"), pursuant to which the Advisor has been providing services to the Company since such date;

     WHEREAS, the Independent Trustees of the Company have approved certain changes to the existing Advisory Services Agreement which will be effective upon the expiration of the current term of the Advisory Services Agreement on March 28, 2006;

     WHEREAS, the Company desires to continue to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Trustees of the Company, all as provided herein;

     WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, IT IS AGREED that the Advisory Services Agreement is amended and restated as follows:

     1. DUTIES OF ADVISOR. The Company hereby continues to retain the Advisor as the advisor of the Company to perform the services hereinafter set forth, and the Advisor hereby accepts such appointment, subject to the terms and conditions hereinafter set forth. In performance of this undertaking, subject to the supervision of the Trustees and consistent with the provisions of the Company's Declaration of Trust, the Advisor shall:


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          (i) obtain for the  Company,  furnish  and/or  supervise  the services necessary to perform any ministerial functions in connection with the management of the day-to-day operations of the Company subject to the supervision of the Trustees;

          (ii) seek out and present to the Company, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment objectives and policies of the Company ("Company Investment Policy")as adopted by the Trustees from time to time; the currently effective Company Investment Policy is set forth on Exhibit A;

          (iii) exercise absolute discretion, subject to the Trustees' review, in decisions to originate, acquire, retain, sell or negotiate for the prepayment or restructuring of mortgages and other investments of the Company;

          (iv) recommend investment opportunities consistent with the Company Investment Policy and negotiate on behalf of the Company with respect to potential investments or the disposition thereof;

          (v) establish and manage the Company's securitization and capital markets programs;

          (vi) upon request, cause an Affiliate to serve as the owner of record for the Company's investments if such Affiliate is qualified to do so and in that capacity to hold escrows, if applicable, on behalf of mortgagors in connection with the servicing of mortgages, which it may deposit with various banks including banks with which it may be affiliated;

          (vii) obtain for the Company such other services as may be required in acquiring or disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgages and other liens securing investments;

          (viii) obtain for the Company such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of the Company;

          (ix) evaluate,  structure and negotiate potential prepayments or sales
of  mortgages  and  other  investments  and,  if  applicable,   coordinate  with
government agencies and government sponsored entities in connection therewith;

          (x) from time to time, or as requested by the Trustees, make reports to the Company as to its performance of the foregoing services; and

          (xi) do all things necessary to assure its ability to render the services contemplated herein.

     2. FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company pursuant to this Agreement, stands in a fiduciary relationship with the Shareholders of the Company.

     3. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

     4. RECORDS. At all times, the Advisor shall keep books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Company at any time during the ordinary business hours of the Advisor.


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     5. REIT  QUALIFICATION.  Anything  else in this  Agreement  to the contrary notwithstanding, the Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) which, in its sole judgment made in good faith, or, in the judgment of the Trustees, provided that the Trustees give the Advisor written notice to such effect, would (a) adversely affect the status of the Company as a real estate investment trust pursuant to Section 856 of the Code;
(b) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or
(c) be prohibited by the Company's Declaration of Trust.

     6. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or in its own name as agent for the Company and may collect and deposit in and disburse from any such account, any money on behalf of the Company, under such terms and conditions as the Trustees may approve, provided that no funds in such account shall be commingled with funds of the Advisor. From time to time and upon appropriate request, the Advisor shall render appropriate accounting of such collections and payments to the Trustee and the auditors of the Company.

     7. BOND. If required by the Trustees, the Advisor will maintain a fidelity bond with a responsible surety company in such amounts as may be required by the Trustees, covering all partners thereof together with employees and agents of the Advisor handling funds of the Company and investment documents or records pertaining to investments of the Company. Such bonds shall inure to the benefit of the Company in respect of losses from acts of such partners, employees and agents through theft, embezzlement, fraud, negligence, error or omission or otherwise. The premiums on such bonds shall be paid by the Company.

     8. INFORMATION FURNISHED ADVISOR. (a) The Trustees shall, at all times, keep the Advisor fully informed with regard to the then current Company Investment Policy including any specific types of investments desired, the desired geographical areas of investments, and any criteria or conditions established by the Trustees as to whether the Company will make a particular investment, the capitalization policy of the Company (including the policy with regard to the incurrence of indebtedness by the Company) and their intentions as to the future operations of the Company. In particular, the Trustees shall notify the Advisor promptly of their intention to either sell or otherwise dispose of any of the Company's investments, to make any new investment, to incur any indebtedness or to issue any additional Shares in the Company.

          (b) The Company shall furnish the Advisor with a certified copy of all financial statements of the Company, a signed copy of each report prepared by the independent certified public accountants and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

     9. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Trustees and shall, at the request of the Trustees of the Company, furnish advice and recommendations with respect to other aspects of the business and affairs of the Company.

     10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

          (a) "ADJUSTED FUNDS FROM OPERATIONS" means net income (computed in accordance with GAAP) including realized gains (or losses) from debt restructuring and sales of assets, plus depreciation and amortization on real property, and after adjustments for unconsolidated partnerships and joint ventures.

          (b) "ADVISOR" shall mean CharterMac AMI Associates, Inc.

          (c) "AFFILIATE" shall mean (i) any Person directly or indirectly controlling, controlled by or under common control with another Person, (ii) any Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests in such other Person, (iii) any officer, director, trustee, or general partner of such Person, and (iv) if such other Person is an officer, director, trustee or partner of another entity, then the entity for which that Person acts in any such capacity.


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          (d)  "AFFILIATED  PROGRAMS"  shall mean  public or private  investment partnerships or, any similar programs organized by the Sponsor, any successors to such programs or a combination of such programs.

          (e) "AGREEMENT" shall mean this Amended and Restated Advisory Services Agreement.

          (f) "ANNUAL INCENTIVE FEE" shall have the meaning set forth in Section 12(b) of this Agreement.

          (g) "ASSET MANAGEMENT FEE" shall mean the fees payable to the Advisor pursuant to Section 11 of this Agreement.

          (h) "CAD" shall mean cash available for distribution, which shall consist of the Company's net income (as determined pursuant to GAAP) adjusted for certain non-cash charges (as determined pursuant to GAAP).

          (i) "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws (together with any regulations and rulings thereunder).

          (j) "COMPANY" shall mean American Mortgage Acceptance Company, a Massachusetts business trust.

          (k) "COMPANY EQUITY" means, for purposes of calculating the Asset Management Fee, for any month the sum of the net proceeds from any issuance of the Company's Common Shares, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus (or minus) the Company's retained earnings (or deficit) at the end of such month (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that the Company pays for repurchases of Common Shares; provided, that the foregoing calculation of Equity shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between Advisor and the Independent Directors and approval by a majority of the Independent Directors in the case of non-cash charges.

          (l) "DECLARATION OF TRUST" shall mean the Third Amended and Restated Declaration of Trust of the Company, as amended and/or restated from time to time.

          (m) "DISTRIBUTIONS " shall mean any cash distributed to Shareholders arising from their interest in the Company.

          (n) "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

          (o) "INDEPENDENT TRUSTEE" shall mean the Trustees who (i) are not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or service as an officer or director of the Advisor, or its Affiliates, (ii) do not serve as a director or Trustee for more than two other REITs organized by the Sponsor, and (iii) perform no other services for the Company, except as Trustees. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor or the Company.

          (p) "PERSON" shall mean and include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, companies, trusts, banks, trust companies, land trusts, business trusts or other entities and governments and agencies and political subdivisions thereof.


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          (q)  "PROSPECTUS"  shall mean the final  prospectus in connection with the registration of the Shares filed with the Securities and Exchange Commission on Form S-11, as amended.

          (r) "REIT" shall mean a corporation or trust which qualifies as a real estate investment trust described in Sections 856 through 860 of the Code (the "REIT provisions").

          (s) "SHAREHOLDER" shall mean a holder of the Shares.

          (t) "SHARES" shall mean the shares of beneficial interest, par value $.10 per share, of the Company.

          (u) "SPONSOR" shall mean any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will manage or participate in the management of the Company and any Affiliate of such Person, but does not include (i) any Person whose only relationship with the Company is that of an independent asset manager and whose only compensation from the Company is as such, and (ii) wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

          (v) "TRUSTEES" shall mean, collectively, the Persons who constitute the Board of Trustees of the Company.

     11. ASSET MANAGEMENT FEE. Advisor shall receive an asset management fee equal to 1.75% per annum of Company Equity. The asset management fee shall be calculated and paid in cash monthly in arrears. Advisor shall make available the monthly calculation of the asset management fee to the Company within fifteen
(15) days following the last day of each calendar month, and the Company shall pay the Advisor the asset management fee within five (5) business days thereafter.

     12. OTHER FEES/COMPENSATION TO THE ADVISOR.

          (a) ORIGINATION POINTS. The Advisor shall be entitled to receive, with respect to each investment originated by the Company, the origination points, if any, paid by borrowers. In connection with the acquisition of investments for the Company, the Advisor may also act as an advisor to third parties which participate with the Company in such investments and may receive origination points, if any, from such third parties or their borrowers.

          (b) ANNUAL INCENTIVE FEE. Subject to (1) a minimum annual Distributions being made to Shareholders from CAD of $1.45 per Share AND (2) the Company achieving at least annual Adjusted Funds From Operations per share of $1.60 (net of the Annual Incentive Fee), the Advisor shall be entitled to receive incentive compensation for each fiscal year in an amount equal to the product of:

          (A) 25% of the dollar amount by which


          (1) Adjusted Funds From Operations of the Company (before the Annual Incentive Fee) per Share (based on the weighted average number of Shares outstanding)


          exceed

          (2) an amount equal to the greater of:


          (a) (i) the weighted average of (x) $20 (the price per Share the initial public offering) and (y) the prices per Share of any secondary offerings by the Company multiplied by


               (ii) the Ten-Year U.S. Treasury Rate plus 2% per annum; and


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          (b) $1.45

          multiplied by

          (B) the weighted average number of Shares outstanding during such year.

          (c) SERVICING FEES AND OTHER COMPENSATION FROM THIRD PARTIES. The Advisor shall be entitled to receive all servicing fees associated with assets under the Company's management. To the extent that the Company participates with a third party in connection with investments, the Advisor may receive special servicer fees and other fees and compensation from such third party.

     13. STATEMENTS. Prior to the payment of any fees hereunder, the Advisor shall furnish to the Company a statement showing the computation of the fees, if any, payable under Sections 11, 12 and 14 hereof.

     14.  COMPENSATION FOR ADDITIONAL SERVICES.

          (a) PROPERTY MANAGEMENT. In the event the Company forecloses on a property on which it holds a mortgage, the Company may be required to take over the management of the property. In such cases, the Advisor or an Affiliate of the Advisor may be retained to provide property management services at rates and on terms no less favorable to the Company than those customary for similar services, if such entity has knowledge of and experience in the area. In no case shall such fee (including all rent-up, leasing, and re-leasing fees and bonuses paid to any person) exceed 5% of the gross revenues from such properties.

          (b) PROPERTY DISPOSITIONS FOLLOWING FORECLOSURE. If the Company forecloses on a property securing a mortgage and sells such property, the Advisor or an Affiliate of the Advisor may be entitled to a subordinated real estate commission equal to the lesser of (i) 3% of the gross sales price of such property received by the Company or (ii) one-half of the normal and competitive rate customarily charged by unaffiliated parties rendering similar services, and such fees shall be paid only if the Advisor or Affiliate thereof provides a substantial amount of services in the sales effort.

     15. EXPENSES OF THE COMPANY. (a) The Company shall pay all of its expenses, except those set forth in paragraph 16 hereof. Without limiting the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be borne by the Advisor:

          (i) the cost of money borrowed by the Company;

          (ii) taxes an income and taxes and assessments on real property and all other taxes applicable to the Company;

          (iii) fees and expenses paid to independent contractors, unaffiliated mortgage servicers, consultants, managers and other agents employed by or on behalf of the Company;

          (iv) expenses directly connected with the ownership, and disposition of investments, or other property and with the origination or purchase of investments (including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property);

          (v) expenses of maintaining and managing real estate equity interests, processing and servicing mortgage and other loans and managing the Company's other investments;

          (vi) insurance coverage in connection with the business of the Company (including officers' and trustees' liability insurance);

          (vii) the expenses of revising, amending, converting, modifying or terminating the Company or revising, amending or modifying its organizational documents;


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          (viii) expenses  connected with payments of interest or  Distributions in cash or any other form made or caused to be made by the Trustees to Shareholders;

          (ix) all expenses connected with communications to Shareholders and other bookkeeping and clerical work necessary in maintaining relations with the Shareholders, including the cost of printing and mailing certificates for securities, proxy solicitation materials and reports to holders of the Company's securities;

          (x) the cost of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company;

          (xi) transfer agent's and registrar's fees and charges;

          (xii) other legal, accounting and auditing fees and expenses as well as any costs incurred in connection with any other litigation in which the Company is involved and in the examination, investigation or other proceedings conducted by any regulatory agency with respect to the Company;

          (xiii) all expenses relating to any office or office facilities maintained by the Company or any Subsidiary exclusive of the main office of the Advisor, including, without limitation, rent, telephones, utilities, office furniture, equipment, machinery and other office expenses for any persons employed by the Company;; and

          (xiv) the Company's pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Advisor and its Affiliates required for the Company's operations.

          (b) The Company shall reimburse the Advisor and its Affiliates for (i) the actual costs to the Advisor or its Affiliates of goods, materials and services used for and by the Company obtained from unaffiliated parties; (ii) administrative services necessary to the operation of the Company and (iii) the costs of certain personnel employed by the Company and directly involved in the organization and business of the Company (including persons who may be employees or officers of the Advisor and its Affiliates) and for legal, accounting, transfer agent, reinvestment and redemption plan administration, data processing, duplicating and investor communications services performed by employees or officers of the Advisor and its Affiliates which could be performed directly for the Company by independent parties. The amounts charged to the Company for services performed pursuant to clause (ii) above will not exceed the lesser of (a) the actual cost of such services, or (b) the amount which the Company would be required to pay to independent parties for comparable services. No reimbursement will be allowed to the Advisor or its Affiliates for services performed pursuant to clause (ii) above unless the Advisor or its Affiliates have the appropriate experience and expertise to perform such services.

          (c) The Company will reimburse the Advisor for any travel expenses incurred in connection with the services provided hereunder and for advertising expenses incurred by it in seeking any investments or seeking the disposition of any investments held by the Company.

     16. EXPENSES OF THE ADVISOR. Except as otherwise provided herein and without regard to the amount of compensation received hereunder by the Advisor, the Advisor shall bear the following expenses:

          (i) employment expenses of the Advisor's or its Affiliates' personnel (including partners and directors and officers thereof and employees of the Company who are Trustees, officers and employees of the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses (except as set forth pursuant to Section 15(c) above) and the cost of employee benefit plans and temporary help expenses;

          (ii) advertising expenses (except as set forth pursuant to Section 15(c) above);

Notwithstanding the provisions of Section 16, the Company shall reimburse the Advisor for the expenses set forth in Section 15(b) and 15(c) above.


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     17.  INTENTIONALLY DELETED.

     18. OTHER ACTIVITIES OF ADVISOR. Nothing in this Agreement shall prevent the Advisor or any of its Affiliates from engaging in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by the Company or from acting as advisor to any other person or entity having investment policies whether similar or dissimilar to those of the Company (including another real estate investment trust). However, before the Advisor, its partners, their officers and directors, and any person controlled by the partners of the Advisor or their officers and directors may take advantage of an opportunity for their own account or present or recommend it to others (except for the presentation and recommendation of equally suitable investment opportunities to Affiliated Programs, which shall be governed by the procedures set forth in the Company Investment Policy), they are obligated to present an investment opportunity to the Company if (i) such opportunity is within the Company's investment objectives and policies, (ii) such opportunity is of a character which could be taken by the Company, and
(iii) the Company has the financial resources to take advantage of such opportunity.

     19.  TERM; TERMINATION OF AGREEMENT .

          (a) TERM. This Agreement shall remain in full force through March 28, 2007, unless terminated by the Company or Advisor as set forth below, and shall be renewed automatically for successive one (1) year periods thereafter, until this Agreement is terminated in accordance with the terms hereof.

          (b) NON-RENEWAL. Either party may elect not to renew this Agreement at the expiration of the initial term or any renewal term for any or no reason by notice to the other party at least six (6) months prior to the end of the term.

          (c) VOLUNTARY TERMINATION. Either party may terminate this Agreement or any reason or no reason upon prior written notice to the other party (1) in the case of the Company, at least six (6) months prior to the end of the term, and (2) in the case of the Advisor, at least three (3) months prior to the end of the term.

          (d) TERMINATION BY THE COMPANY. The Company may terminate this Agreement effective sixty (60) days after notice of termination from the Company to Advisor in the event that any act of fraud, misappropriation of funds, or embezzlement against the Company or other willful and material violation of this Agreement by Advisor in its corporate capacity (as distinguished from the acts of any employees of Advisor which are taken without the complicity of any of the executive officers of Advisor); provided, that such willful and material violation continues for a period of thirty (30) days after written notice thereof specifying such violation and requesting that the same be remedied in such thirty (30) day period.

          (e) TERMINATION BY ADVISOR. Advisor may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30) day period.

          (f) TERMINATION FEES. In the event the Agreement is not renewed by the Company or is terminated under Section 19(b) or 19(e), the Company shall pay Advisor on the termination date: (A) if the termination date occurs on or prior to March 28, 2010, a termination fee equal to (1) four times the Asset Management Fee Advisor would have been entitled to receive from the Company during the 4-calendar quarter period immediately preceding the effective date of such termination, plus (2) four times the Annual Incentive Fee Advisor would have been entitled to receive from the Company during the 4-calendar quarter period immediately preceding the effective date of such termination; or (B) if the termination date occurs after March 28, 2010, the greater of (1) (a) two times the Asset Management Fee Advisor would have been entitled to receive from the Company during the 4-calendar quarter period immediately preceding the effective date of such termination, plus (b) two times the Annual Incentive Advisor would have been entitled to receive from the Company during the 4-calendar quarter period immediately preceding the effective date of such termination or (2) a fee equal to the market rate termination fee payable to outside advisors of real estate investments trusts. The Company's obligation to pay a termination fee shall survive the termination of this Agreement.


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          (g) SURVIVAL. If this Agreement is terminated pursuant to this Section
19, such termination shall be without any further liability or obligation of either party to the other, except as otherwise expressly provided herein.]

          (h) DISPUTE RESOLUTION. If the Company and the Advisor are unable to reach an agreement regarding the fees payable to the Advisor upon renewal of this Agreement pursuant to Section 19(a) or the amount of the applicable market-rate termination fee pursuant to Section 19(e)(B)(2), any such dispute shall be settled and determined by arbitration in New York City before a panel of three arbitrators (who shall be required to be members in good standing of the American Arbitration Association) pursuant to the Commercial Rules then in effect of the American Arbitration Association. The parties agree that the arbitrators shall have the power to award damages, preliminary or permanent injunctive relief and reasonable attorneys' fees and expenses to any party in such arbitration. The arbitration award shall be final and binding upon the parties and judgment thereon may be entered in any court having competent jurisdiction thereof. The arbitrators shall be governed by and shall apply the substantive law of the State of New York in making their award.

     20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or permitted assigns, or otherwise as provided herein.

     21. ASSIGNMENT. This Agreement may not be assigned by the Advisor without the written consent of the Company, except to a corporation or other person which controls, is controlled by, or is under common control with the Advisor, or a corporation, association, trust or other successor organization which may take over the property and carry on the affairs of the Advisor. Any assignee of the Advisor shall be bound hereunder to the same extent as the Advisor. This Agreement shall not be assigned by the Company without the written consent of the Advisor, except to a corporation, association, trust or other organization which is a successor to the Company. Such successor shall be bound hereunder to the same extent as the Company. Notwithstanding anything to the contrary contained herein, the economic rights of the Advisor hereunder, including the right to receive all compensation hereunder, may be sold, transferred or assigned by the Advisor without the consent of the Company.

     22. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Section 19 hereof, the Advisor shall not be entitled to compensation for further service rendered hereunder but shall be paid all compensation and reimbursed for all expenses accrued through the date of termination. The Advisor shall forthwith upon such termination:

          (a) pay over to the Company all moneys collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

          (b) deliver to the Company a full accounting, including a statement showing all payments collected by it and a statement of all moneys held by it, covering the period following the date of the last accounting furnished to the Company; and

          (c) deliver to the Company all property and documents of the Company then in the custody of the Advisor.

     23. INCORPORATION OF THE DECLARATION OF TRUST. To the extent the Declaration of Trust imposes obligations or restrictions on the Advisor or grants the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

     24. MISCELLANEOUS. (a)( a) The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Company in following or declining to follow any advice or recommendations of the Advisor. Neither the Advisor nor its directors, officers and employees shall be liable to the Company, the Shareholders or to any successor or assignee of the Company, except


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by reason of acts constituting bad faith, gross negligence or reckless disregard of their duties. This shall in no way affect the standard for indemnification but shall only constitute a standard of liability. The duties to be performed by the Advisor pursuant to this Agreement may be performed by it or by officers, directors or by Affiliates of the foregoing under the direction of the Advisor or delegated to unaffiliated third parties under its direction.

          (b) The Advisor shall look solely to the assets of the Company for satisfaction of all claims against the Company, and in no event shall any Shareholder of the Company have any personal liability for the obligations of the Company under this Agreement.

          (c) All calculations made in accordance with this Agreement (other than those calculations which by their terms are not based on GAAP) shall be based on statements (which may be unaudited, except as specifically provided herein) prepared on an accrual basis consistent with GAAP, regardless of whether the Company may also prepare statements on a different basis.

     25. NOTICES. Any notice, report or other communication required or permitted to be given hereunder shall be in writing, and shall be given by delivering such notice by hand or by certified mail, return receipt requested, postage pre-paid, at the following addresses of the parties hereto:

     American Mortgage Acceptance Company
     625 Madison Avenue
     New York, New York 10022
     Attn.:  President

     CharterMac AMI Associates, Inc.
     625 Madison Avenue
     New York, New York  10022
     Attention:  President

Either party may at any time change its address for the purpose of this Section 25 by like notice.

     26.   HEADINGS.   The  section  headings  hereof  have  been  inserted  for
convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     27. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

IN WITNESS WHEREOF, the undersigned have caused this agreement to be signed as of the day and year first above written.



AMERICAN MORTGAGE ACCEPTANCE COMPANY


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


CHARTERMAC AMI ASSOCIATES, INC.


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:



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